SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2002

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events

On December 20, 2002, Piedmont Natural Gas Company issued a News Release to announce that Ware F. Schiefer, Chief Executive Officer and Vice Chairman of the Board, will be retiring at Piedmont’s annual meeting of shareholders to be held on February 28, 2003, and that Thomas E. Skains has been elected to the position of President and Chief Executive Officer effective upon Mr. Schiefer’s retirement. Further, John H. Maxheim, current Chairman of the Board, will retire as Chairman and as a Board member at the February 28 meeting. A copy of the News Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated December 20, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date December 23, 2002

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